Exhibit (e)(1)(ii)

AMENDMENT

TO THE

AGREEMENT AND PLAN OF MERGER

Amendment, dated as of January 7, 2009 (this “Amendment”), to the Agreement and Plan of Merger (the “Agreement”), dated as of January 5, 2009, by and among Endo Pharmaceuticals Holdings Inc., a Delaware corporation (“Parent”), BTB Purchaser Inc., a Delaware corporation and a direct, wholly-owned Subsidiary of Parent (“Merger Sub”), and Indevus Pharmaceuticals, Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, in accordance with Section 8.3 of the Agreement, Parent, Merger Sub and the Company wish to amend the terms of the Agreement as provided in Section I below;

WHEREAS, unless otherwise defined herein, capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION I

AMENDMENT

The first sentence of Section 1.1(a)(i) of the Agreement is hereby deleted and replaced in its entirety with the following:

The initial expiration date of the Offer shall be 5:00 p.m., New York City time, on the 45th calendar day following the commencement of the Offer (determined pursuant to Rule 14d-1(g)(3) under the Exchange Act).

SECTION II

MISCELLANEOUS

1. No Other Amendments; Effectiveness. Except as set forth in this Amendment, the Agreement is ratified and confirmed in all respects. This Amendment shall be effective as of the date hereof.

2. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

3. Counterparts. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

[signature page follows]

IN WITNESS WHEREOF, Endo Pharmaceuticals Holdings Inc., BTB Purchaser Inc. and Indevus Pharmaceuticals, Inc. have each caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

ENDO PHARMACEUTICALS HOLDINGS INC.

By:	/s/ Caroline B. Manogue
Name:	Caroline B. Manogue
Title:	Executive Vice President, Chief Legal Officer and Secretary

BTB PURCHASER INC.

By:	/s/ Caroline B. Manogue
Name:	Caroline B. Manogue
Title:	Executive Vice President, Chief Legal Officer and Secretary

INDEVUS PHARMACEUTICALS, INC.

By:	/s/ Michael W. Rogers
Name:	Michael W. Rogers
Title:	EVP & CFO

2